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                                                                    EXHIBIT 99.1


AUTOTOTE                                                 [GRAPHIC]
                                                      SCIENTIFIC GAMES
                                                        INTERNATIONAL




          Contacts:                David Pye, Vice President            Cliff O. Bickell, Vice President & CFO
                                   Autotote Corporation                 Scientific Games International
                                   212-754-2233                         770-664-3723
                                   www.autotote.com                     www.scigames.com

          Investor Relations:      Lisa D. Lettieri, Vice President
                                   Lippert/Heilshorn Assocs., Inc.
                                   (212) 838-3777 or lisa@lhai.com
                                   www.lhai.com

          Media Relations:         Pamela Rigler, Account Supervisor
                                   Lippert/Heilshorn Assocs., Inc.
                                   (212) 838-3777 or pamela@lhai.com


             AUTOTOTE TO ACQUIRE SCIENTIFIC GAMES FOR $26 PER SHARE

                   OLIVETTI TO INVEST $100 MILLION IN AUTOTOTE


NEW YORK, NY, ALPHARETTA, GA, MAY 19, 2000 - AUTOTOTE CORPORATION [AMEX:TTE] AND SCIENTIFIC GAMES HOLDINGS CORP. [NYSE:SG] announced today that they have signed a definitive merger agreement. Autotote will pay $26 per share in cash, or a total of approximately $310 million, to the shareholders of Scientific Games. Scientific Games is a world leading supplier of lottery products, integrated lottery systems and support services, and pre-paid telephone cards with approximately 160 customers in 60 countries. The merger is subject to approval by Scientific Games' shareholders and certain government entities and agencies. Certain affiliates of Donaldson Lufkin Jenrette and Lehman Brothers have issued a commitment letter to provide debt financing for the acquisition and related costs.

In a separate transaction, Olivetti has issued a commitment letter for $100 million of


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preferred stock, convertible into Autotote shares, which, upon conversion, would result in an approximately 30% participation in the combined entity. Other investors have issued similar commitment letters for an additional $10 million of convertible preferred stock. Ramius Securities, LLC acted as placement agent for the preferred stock issue.

The acquisition merges the largest company in the pari-mutuel wagering business with the only full service instant ticket and lottery systems company in the world. The combined companies have reported revenue of $450 million and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and one time charges) of about $95 million for the last twelve months ending 1/31/00 (TTE) and 3/31/00 (SG). Autotote intends to combine its rapidly growing lottery on-line systems and terminal sales businesses with Scientific Games, already the second largest provider of lottery services worldwide. Both companies serve huge markets -- $116 billion in handle for the worldwide pari-mutuel industry and $129 billion worldwide for the lottery industry -- and will enjoy substantial leverage from their complementary products and sales channels and from the consolidation of corporate functions.

Both companies have a long-standing reputation for product innovation and quality services, and offer complementary products and technologies. Autotote is the leading developer and provider of products and services to the global pari-mutuel industry. In North America alone, 65% of the estimated $20 billion of pari-mutuel wagering is processed by Autotote. Autotote is also a licensed pari-mutuel off-track betting operator in the US and Europe. As previously announced, Autotote has several domestic and international Internet-based wagering ventures underway. Scientific Games is the world leader in the manufacture and marketing of instant lottery tickets with an approximate 68% market share in the US. Scientific Games also provides extensive marketing and distribution services to lotteries, and has 4132 installed on-line or instant ticket validation systems worldwide. In addition, Scientific Games is a leading international supplier of prepaid phone cards.

Commenting on the acquisition, Lorne Weil, Chairman and CEO of Autotote, said, "The Scientific Games merger combined with the Olivetti investment gives us an entirely new strategic posture. With the former, we establish leading positions in two of the largest segments of the gaming industry while more than doubling revenue and cash flow. The association with the Olivetti/Telecom Italia Group, which owns 45% of Lottomatica S.p.A., the leading operator in the lottery business in Italy, will provide us with an important strategic partner worldwide and will add significant strength to our balance sheet."

Lorne Weil added, "Scientific Games is widely regarded as the premier company in the worldwide instant lottery business. This acquisition creates a new company with very strong leverage to grow the lottery and pari-mutuel businesses throughout the world. Autotote has won a high proportion of recent on-line lottery contracts in the US using our highly successful Extrema(TM) terminals, most of which were previously sold to international


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customers. By combining the depth of experience of both companies, we can continue to innovate and expand our products and services into new territories, leveraging the extensive lottery customer relationships established by Scientific Games and adding our advanced technology to the mix. We also believe our recently announced interactive wagering services will be an attractive offering to lotteries worldwide. It is our objective to become the leading full-line provider of global lottery services, as we are in the pari-mutuel business."

William Malloy, Chairman, President and CEO of Scientific Games, said, "In a world where 'bigger is better' is no longer just a saying, the merger with Autotote gives the newly combined company the breadth and scale to develop and deliver the products that will drive the future success of the lottery industry. Furthermore, as the pari-mutuel industry has always applied superior technology to meet its needs, this combination will accelerate the pace of that technology's adaptation and introduction to the lottery industry. Our customers have reason to be excited about the new choices that this merger will bring to them." Mr. Malloy will remain as a consultant reporting to Mr. Weil for a period of at least two years and will be nominated for election to Autotote's board of directors.

Autotote and Scientific Games will be hosting a conference call for investors and the media today at 11:00 A.M. ET. To access the call within the U.S. dial 888-243-1119 and for international callers dial 212-993-0201.

AUTOTOTE CORPORATION provides computerized wagering equipment, computer software, management and satellite broadcast services for on-track, off-track and inter- track wagering, lotteries and legalized sports betting facilities. Autotote's systems are in use in the United States, Europe, Canada, Mexico, Latin America, New Zealand and the Far East.

SCIENTIFIC GAMES INTERNATIONAL is a world leader in providing a full range of lottery products, integrated systems and support services to lotteries in more than 60 nations and 26 US states plus the District of Columbia, as well as various commercial businesses around the globe. Currently there are 38 US lotteries, including the District of Columbia. The company has production or operating facilities in Georgia, California and the United Kingdom, France, Germany, and Austria.

OLIVETTI Group, among many businesses is, through Telecom Italia, one of the world's largest providers of telecommunications services with significant presences. In Europe and South America. Olivetti and Telecom Italia, in addition to their ownership in Lottomatica, provides wagering products and services to sports betting outlets and pari-mutuel facilities in Italy.

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information involves risks and uncertainties that could cause actual results to


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differ materially from the forward-looking statements. For certain information regarding these risks and uncertainties, reference is made to Autotote's Annual Report on Form 10-K for the year ended October 31, 1999 and Scientific Games Annual Report and Form 10-K for the year ended December 31, 1999.

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